EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-49810) pertaining to the Employee Incentive Plan of Tarrant Apparel Group of our report dated March 14, 2003 with respect to the consolidated financial statements and schedule of Tarrant Apparel Group and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


                                              /s/ ERNST & YOUNG LLP


Los Angeles, California
March 27, 2003